UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 11, 2004

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-0959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events and Required FD Disclosure.

On May 30, 2003, Standard Pacific Corp. (the “Company”) filed, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-3 (File No. 333-104037) which, as amended, was declared effective on June 5, 2003 (the “Registration Statement”).

On March 15, 2004, the Company filed a prospectus supplement to the Registration Statement, dated March 11, 2004, relating to the offering of $150,000,000 principal amount of the Company’s 5 1/8% Senior Notes due 2009 and $150,000,000 principal amount of the Company’s 6 1/4% Senior Notes due 2014 (collectively, the “Notes”). In connection with the offering and issuance of the Notes, the Company is hereby filing certain exhibits which are incorporated by reference herein.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits:

The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated March 11, 2004, by and among the Company and the underwriters listed on the first page thereof with respect to the issuance and sale of the Notes.

4.1	Seventh Supplemental Indenture, dated as of March 11, 2004, by and between the Company and J.P. Morgan Trust Company, National Association, as trustee, pursuant to which the 5 1/8% Senior Notes due 2009 are being issued.

4.2	Eighth Supplemental Indenture, dated as of March 11, 2004, by and between the Company and J.P. Morgan Trust Company, National Association, as trustee, pursuant to which the 6 1/4% Senior Notes due 2014 are being issued.

5.1	Opinion Letter of Gibson, Dunn & Crutcher LLP regarding the validity of the Notes.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1).

25.1	Form T-1 Statement of Eligibility and Qualification of Trustee

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2004

STANDARD PACIFIC CORP.

By:	/s/ ANDREW H. PARNES
Name: Its:	Andrew H. Parnes Executive Vice President–Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated March 11, 2004, by and among the Company and the underwriters listed on the first page thereof with respect to the issuance and sale of the Notes.

4.1	Seventh Supplemental Indenture, dated as of March 11, 2004, by and between the Company and J.P. Morgan Trust Company, National Association, as trustee, pursuant to which the 5 1/8% Senior Notes due 2009 are being issued.

4.2	Eighth Supplemental Indenture, dated as of March 11, 2004, by and between the Company and J.P. Morgan Trust Company, National Association, as trustee, pursuant to which the 6 1/4% Senior Notes due 2014 are being issued.

5.1	Opinion Letter of Gibson, Dunn & Crutcher LLP regarding the validity of the Notes.

12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1).

25.1	Form T-1 Statement of Eligibility and Qualification of Trustee

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